Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

FOURTH QUARTER 2013 RESULTS

Reports diluted FFO per share of $1.29 Reports diluted EPS of $0.58

BOSTON, MA, January 28, 2014 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the fourth quarter ended December 31, 2013.

Results for the quarter ended December 31, 2013

Funds from Operations (FFO) for the quarter ended December 31, 2013 were $197.6 million, or $1.29 per share basic and $1.29 per share diluted. This compares to FFO for the quarter ended December 31, 2012 of $192.5 million, or $1.27 per share basic and $1.27 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 152,798,258 and 153,900,104, respectively, for the quarter ended December 31, 2013 and 151,005,547 and 152,708,254, respectively, for the quarter ended December 31, 2012.

The Company’s reported FFO of $1.29 per share diluted was greater than the guidance previously provided of $1.23-$1.25 per share. The Company’s reported FFO includes the following items, among others, that were not reflected in the prior guidance: $0.02 per share of improvement in portfolio operations, $0.02 per share of better than expected development and management services fees and $0.01 per share of less than expected general and administrative expenses.

Net income available to common shareholders was $88.7 million for the quarter ended December 31, 2013, compared to $65.4 million for the quarter ended December 31, 2012. Net income available to common shareholders per share (EPS) for the quarter ended December 31, 2013 was $0.58 basic and $0.58 on a diluted basis. This compares to EPS for the fourth quarter of 2012 of $0.43 basic and $0.43 on a diluted basis.

Results for the year ended December 31, 2013

FFO for the year ended December 31, 2013 was $751.5 million, or $4.94 per share basic and $4.91 per share diluted. This compares to FFO for the year ended December 31, 2012 of $741.4 million, or $4.94 per share basic and $4.90 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 152,200,936 and 153,741,863, respectively, for the year ended December 31, 2013 and 150,119,947 and 152,055,620, respectively, for the year ended December 31, 2012.

Net income available to common shareholders was $741.8 million for the year ended December 31, 2013, compared to $289.7 million for the year ended December 31, 2012. Net income available to common shareholders per share (EPS) for the year ended December 31, 2013 was $4.87 basic and $4.86 on a diluted basis. This compares to EPS for the year ended December 31, 2012 of $1.93 basic and $1.92 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter and year ended December 31, 2013. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of December 31, 2013, the Company’s portfolio consisted of 175 properties, comprised primarily of Class A office space, one hotel, three residential properties and four retail properties, aggregating approximately 44.4 million square feet, including nine properties under construction totaling 2.9 million square feet. In addition, the Company has structured parking for vehicles containing approximately 15.4 million square feet. The overall percentage of leased space for the 163 properties in service (excluding the two in-service residential properties and the hotel) as of December 31, 2013 was 93.4%.

Significant events during the fourth quarter included:

•	On October 9, 2013, the Company completed the sale of a 45% ownership interest in its Times Square Tower property for a gross sale price of $684.0 million in cash. Net cash proceeds totaled approximately $673.1 million, after the payment of transaction costs. In connection with the sale, the Company formed a joint venture with the buyer and will provide customary property management and leasing services to the joint venture. Times Square Tower is an approximately 1,246,000 net rentable square foot Class A office tower located in New York City. The transaction did not qualify as a sale of real estate for financial reporting purposes as the Company will continue to control the joint venture and will therefore continue to account for the property on a consolidated basis in its financial statements. The Company has accounted for the transaction as an equity transaction and has recognized noncontrolling interest in its consolidated balance sheets equal to 45% of the carrying value of the total equity of the property immediately prior to the transaction. The difference between the net cash proceeds received and the noncontrolling interest recognized, which difference totals approximately $429.6 million, has not been reflected as a gain on sale of real estate in the Company’s consolidated statements of operations and has instead been reflected as an increase to additional paid-in capital in the Company’s consolidated balance sheets.

•	On October 29, 2013, the Company entered into a lease agreement with NRG Energy for a build-to-suit project with approximately 130,000 net rentable square feet of Class A office space located in Princeton, New Jersey. The Company expects that the building will be complete and available for occupancy during 2016.

•	On October 29, 2013, a joint venture in which the Company has a 50% interest exercised an option to extend the maturity date to November 17, 2014 of the construction financing collateralized by its Annapolis Junction Building Six property. The construction financing totaling approximately $14.0 million bears interest at a variable rate equal to LIBOR plus 1.65% per annum and was scheduled to mature on November 17, 2013. Annapolis Junction Building Six is a Class A office property with approximately 119,000 net rentable square feet located in Annapolis, Maryland.

•	On November 15, 2013, the Company partially placed in-service The Avant at Reston Town Center development project comprised of 359 apartment units and retail space aggregating approximately 355,000 square feet located in Reston, Virginia. The retail space totaling approximately 26,000 net rentable square feet is 100% leased and the residential units are currently 15% leased.

•	On December 2, 2013, the Company announced that its Board of Directors declared a special cash dividend of $2.25 per common share payable on January 29, 2014 to shareholders of record as of the close of business on December 31, 2013. The decision to declare a special dividend was primarily a result of the sale of a 45% interest in the Company’s Times Square Tower property in October 2013. The Board of Directors did not make any change in the Company’s policy with respect to regular quarterly dividends. The payment of the regular quarterly dividend of $0.65 per share and the special dividend of $2.25 per share will result in a total payment of $2.90 per share payable on January 29, 2014. Holders of common units of limited partnership interest in Boston Properties Limited Partnership, the Company’s Operating Partnership, as of the close of business on December 31, 2013 will receive the same total distribution, payable on January 29, 2014. Holders of Series Two Preferred Units of limited partnership interest will participate in the special cash dividend (separately from their regular February 2014 distribution) on an as-converted basis in connection with their regular May 2014 distribution payment as provided in the Operating Partnership’s partnership agreement.

•	On December 20, 2013, the Company completed the sale of its 10 & 20 Burlington Mall Road property located in Burlington, Massachusetts for a sale price of approximately $30.0 million. Net cash proceeds totaled approximately $29.4 million, resulting in a gain on sale of approximately $20.5 million. 10 & 20 Burlington Mall Road consists of two Class A office properties aggregating approximately 152,000 net rentable square feet.

•	On December 20, 2013, the Company completed the sale of its One Preserve Parkway property located in Rockville, Maryland for a sale price of approximately $61.3 million. Net cash proceeds totaled approximately $59.9 million, resulting in a gain on sale of approximately $5.9 million. One Preserve Parkway is a Class A office property totaling approximately 184,000 net rentable square feet.

Transactions completed subsequent to December 31, 2013:

•	On January 27, 2014, the Company’s Compensation Committee approved the 2014 Multi-Year, Long-Term Incentive Program (the “2014 MYLTIP”) as a performance-based component of the Company’s overall compensation program. The Company currently expects that under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation,” the 2014 MYLTIP will have an aggregate value of approximately $13.1 million, which amount will generally be amortized into earnings over the four-year plan period under the graded vesting method and has been reflected in the 2014 guidance below.

Reporting Change:

Beginning in the third quarter of 2013, the Company revised the presentation of costs to operate its San Francisco and Princeton regional offices. These expenses, which totaled approximately $2.1 million and $2.0 million for the three months ended December 31, 2013 and 2012, respectively, and approximately $8.1 million and $7.7 million for the years ended December 31, 2013 and 2012, respectively, were previously included in Rental Operating Expenses and are now included in General and Administrative Expenses for all periods presented.

EPS and FFO per Share Guidance:

The Company’s guidance for the first quarter and full year 2014 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. The estimates for the full year 2014, when compared to the Company’s prior guidance, reflect, among other things, a decrease in FFO from the sales of 10 & 20 Burlington Mall Road and One Preserve Parkway in December 2013 of ($.04) per share, partially offset by expected improvement in the Company’s same property portfolio. In addition, and except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	First Quarter 2014			Full Year 2014
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.25	-	$0.27	$1.40	-	$1.53
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.96	-	0.96	3.80	-	3.80
Less:
Projected Company Share of Gains on Sales of Real Estate	0.00	-	0.00	0.00	-	0.00

Projected FFO per Share (diluted)	$1.21	-	$1.23	$5.20	-	$5.33

Boston Properties will host a conference call on Wednesday, January 29, 2014 at 10:00 AM Eastern Time, open to the general public, to discuss the fourth quarter and full year 2013 results, the 2014 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 31239095. A replay of the conference call will be available through February 12, 2014, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 31239095. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ fourth quarter 2013 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, three residential properties and four retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, New York, Princeton, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions (including the impact of the European sovereign debt issues), the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the first quarter and full fiscal year 2014, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(in thousands, except for share amounts) (unaudited)
ASSETS

Real estate	$17,158,210	$13,581,454
Construction in progress	1,523,179	1,036,780
Land held for future development	297,376	275,094
Less: accumulated depreciation	(3,161,571)	(2,934,160)

Total real estate	15,817,194	11,959,168

Cash and cash equivalents	2,365,137	1,041,978
Cash held in escrows	57,201	55,181
Investments in securities	16,641	12,172
Tenant and other receivables, net of allowance for doubtful accounts of $1,636 and $1,960, respectively	59,464	69,555
Related party notes receivable	—	282,491
Interest receivable from related party notes receivable	—	104,816
Accrued rental income, net of allowance of $3,636 and $1,571, respectively	651,603	598,199
Deferred charges, net	884,450	588,235
Prepaid expenses and other assets	184,477	90,610
Investments in unconsolidated joint ventures	126,084	659,916

Total assets	$20,162,251	$15,462,321

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$4,449,734	$3,102,485
Unsecured senior notes, net of discount	5,835,854	4,639,528
Unsecured exchangeable senior notes, net of discount	744,880	1,170,356
Unsecured line of credit	—	—
Mezzanine notes payable	311,040	—
Related party notes payable	180,000	—
Accounts payable and accrued expenses	202,470	199,102
Dividends and distributions payable	497,242	110,488
Accrued interest payable	167,523	72,461
Other liabilities	578,969	324,613

Total liabilities	12,967,712	9,619,033

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	51,312	110,876

Redeemable interest in property partnership	99,609	97,558

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 and no shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	200,000	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 153,062,001 and 151,680,109 shares issued and 152,983,101 and 151,601,209 shares outstanding at December 31, 2013 and December 31, 2012, respectively	1,530	1,516
Additional paid-in capital	5,662,453	5,222,073
Dividends in excess of earnings	(108,552)	(109,985)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(11,556)	(13,817)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,741,153	5,097,065

Noncontrolling interests:
Common units of the Operating Partnership	576,333	539,753
Property partnerships	726,132	(1,964)

Total equity	7,043,618	5,634,854

Total liabilities and equity	$20,162,251	$15,462,321

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$453,538	$376,401	$1,675,412	$1,457,834
Recoveries from tenants	79,586	59,624	292,944	228,170
Parking and other	25,174	21,991	97,158	89,207

Total rental revenue	558,298	458,016	2,065,514	1,775,211
Hotel revenue	10,269	11,691	40,330	37,915
Development and management services	7,632	8,340	29,695	34,060

Total revenue	576,199	478,047	2,135,539	1,847,186

Expenses
Operating
Rental	198,588	164,599	742,956	639,088
Hotel	7,488	8,519	28,447	28,120
General and administrative (1)	20,656	17,921	115,329	90,129
Transaction costs	—	401	1,744	3,653
Impairment loss	—	—	8,306	—
Depreciation and amortization	154,475	118,752	560,637	445,875

Total expenses	381,207	310,192	1,457,419	1,206,865

Operating income	194,992	167,855	678,120	640,321
Other income (expense)
Income from unconsolidated joint ventures	2,834	6,949	75,074	49,078
Gains on consolidation of joint ventures	—	—	385,991	—
Interest and other income	1,664	2,062	8,310	10,091
Gains from investments in securities	1,039	187	2,911	1,389
Gains (losses) from early extinguishments of debt	—	—	122	(4,453)
Interest expense	(121,134)	(102,802)	(446,880)	(410,970)

Income from continuing operations	79,395	74,251	703,648	285,456
Discontinued operations
Income from discontinued operations	536	2,357	8,022	9,806
Gains on sales of real estate from discontinued operations	26,381	—	112,829	36,877
Gain on forgiveness of debt from discontinued operations	—	—	20,182	—
Impairment loss from discontinued operations	—	—	(3,241)	—

Net income	106,312	76,608	841,440	332,139
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(2,271)	(2,331)	(1,347)	(3,792)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(2,661)	(1,057)	(6,046)	(3,497)
Noncontrolling interest - common units of the Operating Partnership	(7,302)	(7,575)	(70,085)	(30,125)
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	(2,713)	(245)	(14,151)	(5,075)

Net income attributable to Boston Properties, Inc.	91,365	65,400	749,811	289,650
Preferred dividends	(2,646)	—	(8,057)	—

Net income attributable to Boston Properties, Inc. common shareholders	$88,719	$65,400	$741,754	$289,650

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$0.42	$0.42	$4.06	$1.65
Discontinued operations	0.16	0.01	0.81	0.28

Net income	$0.58	$0.43	$4.87	$1.93

Weighted average number of common shares outstanding	152,798	151,006	152,201	150,120

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$0.42	$0.42	$4.05	$1.64
Discontinued operations	0.16	0.01	0.81	0.28

Net income	$0.58	$0.43	$4.86	$1.92

Weighted average number of common and common equivalent shares outstanding	152,932	151,401	152,521	150,711

(1)	Beginning in the third quarter of 2013, the Company revised the presentation of costs to operate its San Francisco and Princeton regional offices. These expenses, which totaled approximately $2.1 million and $2.0 million for the three months ended December 31, 2013 and 2012, respectively, and approximately $8.1 million and $7.7 million for the years ended December 31, 2013 and 2012, respectively, were previously included in Rental Operating Expenses and are now included in General and Administrative Expenses for all periods presented.

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in thousands, except for per share amounts)

Net income attributable to Boston Properties, Inc. common shareholders	$88,719	$65,400	$741,754	$289,650

Add:
Preferred dividends	2,646	—	8,057	—
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	2,713	245	14,151	5,075
Noncontrolling interest - common units of the Operating Partnership	7,302	7,575	70,085	30,125
Noncontrolling interest - redeemable preferred units of the Operating Partnership	2,661	1,057	6,046	3,497
Noncontrolling interests in property partnerships	2,271	2,331	1,347	3,792
Impairment loss from discontinued operations	—	—	3,241	—
Less:
Income from discontinued operations	536	2,357	8,022	9,806
Gains on sales of real estate from discontinued operations	26,381	—	112,829	36,877
Gain on forgiveness of debt from discontinued operations	—	—	20,182	—

Income from continuing operations	79,395	74,251	703,648	285,456

Add:
Real estate depreciation and amortization (2)	159,706	142,029	610,352	542,753
Income from discontinued operations	536	2,357	8,022	9,806
Less:
Gains on sales of real estate included within income from unconsolidated joint ventures (3)	—	—	54,501	248
Gains on consolidation of joint ventures (4)	—	—	385,991	—
Noncontrolling interests in property partnerships’ share of funds from operations	16,994	2,795	33,930	5,684
Noncontrolling interest - redeemable preferred units of the Operating Partnership (5)	694	1,057	4,079	3,497
Preferred dividends	2,646	—	8,057	—

Funds from operations (FFO) attributable to the Operating Partnership	219,303	214,785	835,464	828,586

Less:
Noncontrolling interest - common units of the Operating Partnerships’ share of funds from operations	21,698	22,323	84,000	87,167

Funds from operations attributable to Boston Properties, Inc.	$197,605	$192,462	$751,464	$741,419

Boston Properties, Inc.’s percentage share of funds from operations - basic	90.11%	89.61%	89.99%	89.48%

Weighted average shares outstanding - basic	152,798	151,006	152,201	150,120

FFO per share basic	$1.29	$1.27	$4.94	$4.94

Weighted average shares outstanding - diluted	153,900	152,708	153,742	152,056

FFO per share diluted	$1.29	$1.27	$4.91	$4.90

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $154,475, $118,752, $560,637 and $445,875, our share of unconsolidated joint venture real estate depreciation and amortization of $4,633, $21,778, $46,214 and $90,076 and depreciation and amortization from discontinued operations of $934, $1,798, $4,760 and $8,169, less corporate-related depreciation and amortization of $336, $299, $1,259 and $1,367 for the three months and year ended December 31, 2013 and 2012, respectively.
(3)	Consists of the portion of income from unconsolidated joint ventures related to (1) the gain on sale of Eighth Avenue and 46th Street totaling approximately $11.3 million and (2) the gain on sale of 125 West 55th Street totaling approximately $43.2 million during the year ended December 31, 2013. Consists of the portion of income from unconsolidated joint ventures related to the gain on sale of 300 Billerica Road totaling approximately $0.2 million during the year ended December 31, 2012.
(4)	The gains on consolidation of joint ventures consisted of (1) 767 Fifth Avenue (The General Motors Building) totaling approximately $359.5 million and (2) the Company’s Value-Added Fund’s Mountain View properties totaling approximately $26.5 million during the year ended December 31, 2013.
(5)	Excludes approximately $2.0 million for the three months and year ended December 31, 2013 of income allocated to the holders of Series Two Preferred Units to account for their right to participate on an as-converted basis in the special dividend that was primarily the result of the sale of a 45% interest in the Company’s Times Square Tower property.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	December 31, 2013	December 31, 2012
Boston	93.9%	90.5%
New York	97.1%	93.7%
Princeton	79.8%	78.2%
San Francisco	89.9%	90.1%
Washington, DC	95.0%	94.3%

Total Portfolio	93.4%	91.4%

	% Leased by Type
	December 31, 2013	December 31, 2012
Class A Office Portfolio	93.8%	91.4%
Office/Technical Portfolio	85.4%	90.6%

Total Portfolio	93.4%	91.4%